EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57273 and 333-74470) pertaining to the Andrew Profit Sharing Trust of Andrew Corporation of our report dated January 18, 2006, with respect to the financial statements and schedule of the Andrew Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended September 30, 2005.

March 22, 2006	/s/ Ernst & Young LLP
Chicago, IL